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                                                                    EXHIBIT 3.4

                                     BYLAWS

                                       OF

                     UNITED REFINING COMPANY OF PENNSYLVANIA

                     (hereinafter called the "Corporation")

                           (Adopted February 29, 1988)



                                    ARTICLE I

                                     OFFICES

      Section 1. The registered office of the Corporation shall be located in the City of Philadelphia, County of Philadelphia, Commonwealth of Pennsylvania.

      Section 2. The Corporation may also have offices at such other places both within and without the Commonwealth of Pennsylvania as the Board of Directors may from time to time determine or the business of the Corporation may require.



                                   ARTICLE II

                            MEETINGS OF SHAREHOLDERS

      Section 1. All meetings of the shareholders of the Corporation shall be held at such time and place within or without the Commonwealth of Pennsylvania as may be from time to time fixed or determined by the Board of Directors. One or more shareholders may participate in a meeting of the
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shareholders by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting may hear each other.

      Section 2. An annual meeting of the shareholders, commencing with the year 1988, shall be held on the 31st day of October if it is not a legal holiday, and, if it is a legal holiday, then on the next following day which is not a legal holiday at 10:00 A.M., when they shall elect, by a plurality vote, a Board of Directors and transact such other business as may properly be brought before the meeting.

      Section 3. Unless otherwise prescribed by statute or by the articles of incorporation, special meetings of the shareholders, for any purpose or purposes, may be called at any time by the President, a majority of the Board of Directors, or, upon written request delivered to the Secretary of the Corporation, the holders of not less than one-fifth of all the shares issued and outstanding and entitled to vote at the particular meeting. Such written request for a special meeting shall state the purpose or purposes of the proposed meeting. Upon receipt of any such request, it shall be the duty of the Secretary to call a special meeting of the shareholders to be held at such time, not more than 60 days thereafter, as the Secretary may fix. If the Secretary neglects to issue such call, the person or persons making the request may issue the call.
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      Section 4. Written notice of every meeting of the shareholders specifying the place, date and hour and the general nature of the business of the meeting shall be served upon or mailed, postage prepaid, to each shareholder entitled to vote thereat at least five days prior to the meeting, unless a greater period of notice is required by law.

      Section 5. The officer having charge of the transfer books for shares of the Corporation shall prepare and make, at least five days before each meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, with the address and the number of shares held by each, which list shall be kept on file at the registered office of the Corporation and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting.

      Section 6. Business transacted at all special meetings of shareholders shall be limited to the purposes stated in the notice.

      Section 7. The holders of a majority of the issued and outstanding shares entitled to vote, present in person or represented by proxy, shall constitute a quorum at
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all meetings of the shareholders for the transaction of business, except as otherwise provided by law, the articles of incorporation of the Corporation or these bylaws. If, however, any meeting of shareholders cannot be organized because a quorum has not attended, the shareholders entitled to vote thereat, present in person or represented by proxy, shall have the power, except as otherwise provided by law, to adjourn the meeting to such time and place as they may determine; but, in the case of any meeting called for the election of directors, such meeting may be adjourned only from day to day or for such longer periods not exceeding 15 days, in each case as the holders of a majority of the shares, present in person or represented by proxy, shall direct, and those who attend the second of such adjourned meetings, although less than a quorum, shall nevertheless constitute a quorum for the purpose of electing directors. At any adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

      Section 8. When a quorum is present or represented at any meeting, the vote of the holders of a majority of the shares having voting powers, present in person or represented by proxy, shall decide any question brought before such meeting, unless the question is one upon which, by express provision of law, the articles of incorporation of the
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Corporation or these bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question.

      Section 9. Each shareholder shall, at every meeting of the shareholders, be entitled to one vote in person or by proxy for each share having voting power held by such shareholder, but no proxy shall be voted on after three years from its date, unless coupled with an interest; and, except where the transfer books of the Corporation have been closed or a date has been fixed as a record date for the determination of those shareholders entitled to vote, transferees of shares which are transferred on the books of the Corporation within 10 days next preceding the date of such meeting shall not be entitled to vote at such meeting.

      Section 10. In advance of any meeting of shareholders, the Board of Directors may appoint judges of election, who need not be shareholders, to act at such meeting or any adjournment thereof. If judges of election are not so appointed, the chairman of any such meeting may, and, on the request of any shareholder or his proxy, shall, make such appointment at the meeting. The number of judges shall be one or three. If appointed at a meeting on the request of one or more shareholders or proxies, the majority of shares present and entitled to vote shall determine whether one or
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three judges are to be appointed. No person who is a candidate for office shall act as a judge. The judges of election shall do all such acts as may be proper to conduct the election or vote with fairness to all shareholders, and shall make a written report of any matter determined by them and execute a certificate of any fact found by them if requested by the chairman of the meeting or any shareholder or his proxy. If there are three judges of election, the decision, act or certificate of a majority shall be effected in all respects as the decision, act or certificate of all.

      Section 11. Any action which may be taken at a meeting of the shareholders may be taken without a meeting if a consent in writing setting forth the action so taken shall be signed by all of the shareholders who would be entitled to vote at a meeting for such purpose and shall be filed with the Secretary of the Corporation.

      Section 12. In each election for directors, every shareholder entitled to vote shall have the right to multiply the number of votes to which he may be entitled by the total number of directors to be elected in the same election, and he may cast the whole number of such votes for one candidate or he may distribute them among any two or more candidates. The candidates receiving the highest number of votes, up to the number of directors to be elected, shall be elected.
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                                   ARTICLE III

                                    DIRECTORS

      Section 1. The number of directors which shall constitute the whole board shall be one or such other number as may hereafter be determined from time to time by the Board of Directors or as may otherwise be required by law. The directors shall be elected at the annual meeting of the shareholders, except as provided in Section 2 of this Article III, and, unless he dies, resigns or is removed prior thereto, each director shall hold office until his successor is elected and qualified. Directors need not be shareholders.

      Section 2. Vacancies and newly created directorships resulting from any increase in the authorized number of directors shall be filled by a majority of the directors then in office, although less than a quorum, and each person so elected shall be a director until his successor is elected by the shareholders at the earlier of the next annual meeting of the shareholders or a special meeting duly called for that purpose.
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      Section 3. The business of the Corporation shall be managed by its Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law, the articles of incorporation of the Corporation or these bylaws directed or required to be exercised and done by the shareholders.

      Section 4. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the Commonwealth of Pennsylvania. One or more directors may participate in a meeting of the board or of a committee of the board by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.

      Section 5. The first meeting of each newly elected Board of Directors shall be held at such time and place as shall be fixed by the shareholders at the meeting at which such directors were elected, and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a majority of the whole board shall be present. In the event of the failure of the shareholders to fix the time or place of such first meeting of the newly elected Board of Directors, or in the event such meeting is not held at the time and place so fixed by the shareholders, the meeting may be held at such time and place as shall be specified in a notice given as
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hereinafter provided for such meetings of the Board of Directors or as shall be specified in a written waiver signed by all of the directors.

      Section 6. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by resolution of at least a majority of the board at a duly convened meeting or by unanimous written consent.

      Section 7. Special meetings of the Board of Directors not otherwise provided for in these bylaws may be held upon notice which is provided at least three days prior to the meeting. The Secretary or other person or persons calling the meeting shall provide such notice either in writing mailed or sent by telegraphic means to each director's last known address, or through oral communication to each director in person or by telephone or similar communications equipment.

      Section 8. At all meetings of the board, a majority of the directors in office shall be necessary to constitute a quorum for the transaction of business, and the acts of a majority of the directors present at a meeting at which a quorum is present shall be the acts of the Board of Directors, except as may be otherwise specifically provided by law or the articles of incorporation of the Corporation. If a quorum shall not be present at any meeting of directors,
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the directors present thereat may adjourn the meeting from time to time without notice other than announcement at the meeting, until a quorum shall be present.

      Section 9. If all the directors shall severally or collectively consent in writing to any action to be taken by the Corporation, such action shall be as valid a corporate act as though it had been authorized at a meeting of the Board of Directors.

      Section 10. The Board of Directors may, by resolution adopted by a majority of the whole board, designate one or more committees, each committee to consist of two or more of the directors of the Corporation. The board may designate one or more directors as alternate members of any committee who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in such resolution or in these bylaws, shall have and exercise the authority of the Board of Directors in the management of the business and affairs of the Corporation. In the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another director to act at the meeting in the
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place of any such absent or disqualified member. The committees shall keep regular minutes of the proceedings and report the same to the board when required.

      Section 11. Directors as such shall not receive any stated salary for their services, but, by resolution of the board, a fixed sum and any expenses of attendance may be allowed for attendance at each regular or special meeting of the board or at meetings of the executive committee; provided that nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.



                                   ARTICLE IV

                                     NOTICES

      Section 1. Notices to directors and shareholders shall be in writing and delivered personally or mailed to the directors or shareholders at their addresses appearing on the books of the Corporation. Notice by mail shall be deemed to be given at the time when the same shall be mailed. Notice to directors may also be given by telegram.

      Section 2. Whenever any notice is required by law, the articles of incorporation of the Corporation or these bylaws, a waiver thereof in writing signed by the person or persons entitled to said notice, whether before or
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after the time stated therein, shall be deemed equivalent thereto.



                                    ARTICLE V

                                    OFFICERS

      Section 1. The officers of the Corporation shall be chosen by the Board of Directors and shall be a Chairman of the Board, a President, one or more Vice Presidents, a Secretary and a Treasurer. The President and Secretary shall be natural persons of full age; the Treasurer may be a corporation, but, if a natural person, shall be of full age. The Board of Directors may also choose one or more Assistant Secretaries and Assistant Treasurers. Any number of the aforesaid offices may be held by the same person.

      Section 2. The Board of Directors, immediately after each annual meeting of shareholders, shall elect a Chairman of the Board, who may, but need not, be a director, and the board shall also annually choose a President, a Vice-President, a Secretary and a Treasurer, who need not be members of the board.

      Section 3. The Board of Directors may appoint such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board.
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      Section 4. The salaries of all officers and agents of the Corporation shall be fixed by the Board Of Directors.

      Section 5. The officers of the Corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors whenever in its judgment the best interests of the Corporation will be served thereby. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.

      Section 6. The Chairman of the Board shall be the chief executive officer of the Corporation. He shall preside over all meetings of the shareholders and directors, have general and active management of the business of the Corporation, and see that all orders and resolutions of the Board of Directors are carried into effect. He shall perform all other duties that usually pertain to his office or are delegated to him by the Board of Directors.

      Section 7. The Chairman of the Board shall have authority to make, execute and deliver any and all contracts of any and every nature whatsoever, including sales, purchases, promissory notes, checks, deeds and other conveyances of real and personal property of whatever kind or nature, leases of real or personal property, bills of sale, mortgages
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of real or personal property, and any other encumbrances of whatsoever nature or kind and renewals or extensions thereof, assignments of any and every nature, satisfactions, releases and discharges of claims, liens, and the like, and to affix, or cause to be affixed, the corporate seal to any thereof requiring the same.

      Section 8. The Chairman of the Board may sign, with the Secretary, or, as the case may be, any other officer of the Corporation so authorized by the Board of Directors, any instruments that the Board of Directors has authorized for execution, except when the signing and execution thereof have been expressly delegated by the Board of Directors or these bylaws to some other officer or agent of the Corporation or are required by law to be otherwise signed and executed. The Chairman of the Board shall also make reports to the Board of Directors and the shareholders and generally perform all duties incident to the office of Chairman of the Board and such other duties as may be required by the Board of Directors.

      Section 9. The President shall be the chief operating officer of the Corporation. He shall, in the absence or disability of the Chairman of the Board, perform the duties and exercise the powers of the Chairman of the Board and shall perform such other duties as the Board of Directors shall prescribe.
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      Section 10. The Vice President, or, if there is more than one, the Vice
Presidents in the order determined by the Board of Directors, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President, and shall perform such other duties and have such other powers as the Board of Directors, the Chairman of the Board or the President may from time to time prescribe.

      Section 11. The Secretary shall attend all meetings of the Board of Directors and of the shareholders and record all the proceedings of these meetings in a book to be kept for that purpose, and shall perform like duties for the executive committee when required. He shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or the President, under whose supervision he shall be. He shall keep in safe custody the seal of the Corporation, and, when authorized by the Board of Directors, shall affix the same to any instrument requiring it, and, when so affixed, it shall be attested by his signature or the signature of an Assistant Secretary.
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      Section 12. The Assistant Secretary, or, if there is more than one, the
Assistant Secretaries in the order determined by the Board of Directors, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary, and shall perform such duties and have such other powers as the Board of Directors, the Chairman of the Board, the President or the Secretary may from time to time prescribe.

      Section 13. The Treasurer shall have the custody of the corporate funds and securities, keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation, and deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.

      Section 14. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at their regular meetings or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the Corporation.

      Section 15. If required by the Board of Directors, the Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory
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to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in the case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

      Section 16. The Assistant Treasurer, or, if there is more than one, the Assistant Treasurers in the order determined by the Board of Directors, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer, and shall perform such other duties and have such other powers as the Board of Directors, the Chairman of the Board, the President or the Treasurer may from time to time prescribe.



                                   ARTICLE VI

                             CERTIFICATES OF SHARES

      Section 1. The certificates of shares of the Corporation shall be numbered and registered in a share register as they are issued. They shall exhibit the name of the registered holder, the number and class of such shares, the series, if any, represented thereby and the par value of each such share or a statement that such shares are without par value, as the case may be. If more than one class of shares
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is authorized, the certificate shall state that the Corporation will furnish to any shareholder, upon request and without charge, a full or summary statement of the designations, preferences, limitations and relative rights of the shares of each class authorized to be issued, the variations thereof between the shares of each series, and the authority of the Board of Directors to fix and determine the relative rights and preferences of subsequent series.

      Section 2. Every share certificate shall be signed by the President or Vice President and the Secretary an Assistant Secretary, the Treasurer or an Assistant Treasurer, and shall be sealed with the corporate seal which may be a facsimile, engraved or printed. Where a certificate is signed by a transfer agent, an assistant transfer agent or a registrar, the signature of any such President, Vice President, Treasurer, Assistant Treasurer, Secretary or Assistant Secretary may be a facsimile.

      Section 3. In case any officer or officers who have signed, or whose facsimile signature or signatures have been used on, any such certificate or certificates shall cease for any reason to be such officer or officers of the Corporation before such certificate or certificates have been delivered by the Corporation, such certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who
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signed such certificate or certificates or whose facsimile signature or signatures have been used thereon has not ceased to be such officer or officers of the Corporation.

      Section 4. The Board of Directors shall direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation which is alleged to have been lost, destroyed or wrongfully taken, upon the making of an affidavit of that fact by the person claiming such share certificate to be lost, destroyed or wrongfully taken. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, destroyed or wrongfully taken certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate or certificates alleged to have been lost, destroyed or wrongfully taken.

      Section 5. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the
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person entitled thereto, cancel the old certificate and record the transaction upon its books.

      Section 6. The Board of Directors may fix a time, not more than 50 days prior to the date of any meeting of shareholders, the date fixed for the payment of any dividend or distribution, the date for the allotment of rights, or the date when any change, conversion or exchange of shares will be made or go into effect, as a record date for the determination of the shareholders entitled to notice of and to vote at any such meeting, receive payment of any such dividend or distribution, receive any such allotment of rights, or exercise the rights in respect to any such change, conversion or exchange of shares. In such case, only such shareholders as shall be shareholders of record on the date so fixed shall be entitled to notice of and to vote at such meeting, receive payment of such dividend, receive such allotment of rights, or exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after any record date so fixed. The Board of Directors may close the books of the Corporation against transfers of shares during the whole or any part of such period, and, in such case written or printed notice thereof shall be mailed at least 10 days before the closing thereof to each shareholder of record at the address appearing on the
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records of the Corporation or supplied by him to the Corporation for the purpose of notice.

      Section 7. The Corporation shall be entitled to treat the holder of record of any share or shares as the holder in fact thereof and shall not be bound to recognize any equitable or other claim of interest in such share on the part of any other person, and shall not be liable for any registration or transfer of shares which are registered or to be registered in the name of a fiduciary or the nominee of a fiduciary, unless made with actual knowledge that a fiduciary or nominee of a fiduciary is committing a breach of trust in requesting such registration or transfer, or with knowledge of such facts that its participation therein amounts to bad faith.



                                   ARTICLE VII

                               GENERAL PROVISIONS

      Section 1. Dividends upon the shares of the Corporation payable in cash, in property or in its shares may be declared by the Board of Directors at any regular or special meeting, pursuant and subject to law and the articles of incorporation of the Corporation.

      Section 2. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors,
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from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

      Section 3. The directors shall not be required to send, or cause to be sent, to the shareholders a financial report as of the closing date of the preceding fiscal year.

      Section 4. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

      Section 5. The fiscal year of the Corporation shall be the twelve months ending August 31 or such other period as may be fixed by the Board of Directors.

      Section 6. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Pennsylvania." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.
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                                  ARTICLE VIII

                                 INDEMNIFICATION

      Section 1. The Corporation shall, to the fullest extent permitted by law as in effect at any time, indemnify, including interim indemnification, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, against all liabilities, expenses (including attorney's fees), judgments, fines and amounts paid in settlement incurred by reason of the fact that he is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, partner or trustee of another corporation, partnership, joint venture, trust, association or other entity or enterprise. Expenses (including attorney's fees) incurred in defending an action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding to the fullest extent and under the circumstances permitted by law.

      Section 2. The liabilities, expenses, judgments, fines and amounts paid in settlement against which a person shall be indemnified pursuant to Section 1 of this Article shall be construed to include (without limitation) liabilities, expenses, judgments, fines and amounts paid in
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settlement arising from or relating to any assertion against such person
(including a threatened assertion) of a liability of or claim against the Corporation which is provided for in the Debtors' Sixth Amended Consolidated Plan of Reorganization (as Technically Modified) dated January 29, 1988 of the Corporation or was discharged by said Plan of Reorganization, the order confirming it or applicable law.

      Section 3. Section 1 of this Article shall be deemed to be a contract between the Corporation and each person who serves, at any time while such
Section is in effect, as a director or officer of the Corporation or at the request of the Corporation as a director, officer, partner or trustee of another corporation, partnership, joint venture, trust, association or other entity or enterprise. Any subsequent repeal or modification of such Section shall not affect any rights to indemnification of such person, or any obligation of the Corporation to indemnify, in existence immediately prior to such repeal or modification.

      Section 4. The Corporation may, but shall not be obligated, to indemnify, in the manner provided in Section 1 of this Article, any person who was or is a party or was or is threatened to be made a party to any action, suit or proceeding of the kind described in such Section against liabilities, expenses, judgments, fines and amounts paid in settlement of the kind described in such Section and Section

2 incurred by reason of the fact that he is or was an employee or agent of the Corporation or is or was serving at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust, association or other entity or enterprise.

      Section 5. The indemnification provided herein shall not be deemed exclusive of any other rights to which a person may be entitled under the articles of incorporation of the Corporation, these bylaws, an agreement, a vote of shareholders or disinterested directors, or otherwise, and shall continue as to a person who ceased to be an officer, director, partner or trustee and inure to the benefit of such person's heirs, executors and administrators.



                                   ARTICLE IX

                                    AMENDMENT

      These bylaws may be altered, amended or repealed by a majority vote of the shareholders entitled to vote thereon at any regular or special meeting duly convened.